Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 28, 2000, accompanying the consolidated financial statements of W.W. Grainger, Inc. and subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


                                          GRANT THORNTON LLP


Chicago, Illinois
February 27, 2001




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